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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
   Zygo Corporation:

We consent to incorporation by reference in Registration Statements No. 333-44333, No. 33-62087, No. 33-57060, No. 33-20880, and No. 33-34619 on Forms
S-8 of Zygo Corporation of our reports dated August 25, 2004, with respect to the consolidated balance sheets of Zygo Corporation and subsidiaries as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended June 30, 2004, which reports appear in or are incorporated by reference into the June 30, 2004 Annual Report on Form 10-K of Zygo Corporation. Our reports refer to a change in the method of accounting for the impairment and disposal of long-lived assets effective July 1, 2002 in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

KPMG LLP

Hartford, Connecticut
September 9, 2004